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EXHIBIT 10.4
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EXHIBIT A

PACIFIC SCIENTIFIC COMPANY

NONSTATUTORY STOCK OPTION AGREEMENT
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THIS NONSTATUTORY STOCK OPTION AGREEMENT (the "Agreement")
between PACIFIC SCIENTIFIC COMPANY, a California corporation
(the "Company"), and WINSTON E. HICKMAN ("Employee") is entered into as of the 7th day of July, 1997.

RECITALS
--------

A. Pursuant to an Employment Agreement dated as of July 7, 1997, between the Company and Employee (the "Employment Agreement"), the Company has agreed to grant to Employee an option to purchase shares of the Company's common stock.

B. The Company and Employee desire to enter into this Agreement to memorialize the grant of the option to Employee.

NOW, THEREFORE, the parties hereto agree as follows:

1. GRANT. The Company hereby grants to Employee the right to purchase up to 50,000 shares of common stock of the Company at a price of $13.94 per share (which price equals the closing price of the Company's common stock on the New York Stock Exchange as of the date of this Agreement), on the terms and conditions set forth herein. This option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code, as amended, and is not made pursuant to any Company stock option plan. Employee agrees that Employee and any other person who may be entitled hereunder to exercise this option shall be bound by all terms and conditions of this Agreement.

2. EXERCISABILITY. Subject to the terms of this Agreement, the option granted herein shall become exercisable at the following times and in the following amounts:

The option shall become exercisable in cumulative increments of 12,500 shares on each of July 7, 1998, July 7, 1999, July 7, 2000, and July 7, 2001. The option granted hereunder shall lapse and expire on the tenth (10th) anniversary of the date hereof.

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If Employee does not purchase the full number of shares he is entitled to purchase in any one year, the right to purchase such shares carries over to the subsequent years during the term of this option.

Notwithstanding the foregoing, this option shall automatically become fully exercisable upon a "Change of Control of the Company," as such term is defined below.

For purposes of this Agreement, a "Change of Control of the Company" shall be deemed to have occurred if:

(a) the shareholders of the Company approve a definitive agreement to sell, transfer, or otherwise dispose of all or substantially all of the Company's assets and properties; or

(b) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that the following shall not constitute a "Change in Control" of the Company:

(i) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities); or

(ii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(c) the shareholders of the Company approve the dissolution or liquidation of the Company; or

(d) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another entity or entities, the result of which merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by holders of the Company's common stock immediately prior to the merger.

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3.   EXERCISE.  This option may be exercised on the terms and
conditions contained herein by giving one (1) day's prior written notice of exercise to the Company, specifying the number of shares to be purchased and the price to be paid therefor and by delivering a check in the amount of the purchase price payable to the Company. The purchase price may also be paid, in whole or in part, by delivery to the Company of outstanding shares of the Company's common stock previously held by the Employee valued at "Fair Market Value".

For the purposes of this Agreement, "Fair Market Value" as of a certain date (the "Determination Date") means: (a) the closing price of a share of the Company's common stock on the principal exchange on which shares of the Company's common stock are then trading, if any, on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (b) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (i) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (c) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the Determination Date, as determined in good faith by the Board; or (d) if the Company's stock is not publicly traded, the fair market value established in good faith by the Board.

Provided that a public market in the Company's common stock exists, Employee will be entitled to exercise this option through a "same day sale" commitment from Employee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Employee irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay the exercise price and any applicable tax withholding and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price and the payment of all required taxes directly to the Company.

4.   TERMINATION OF EMPLOYMENT

(a) Termination by Employee. If Employee's employment is terminated by Employee, Employee shall have ninety (90) days following the "Date of Termination" (as defined in Section 6(j) of the Employment Agreement) to exercise this option, but only to the extent that this option was exercisable on such Date of Termination.

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(b)   Termination for Cause.  If Employee's employment is
terminated by the Company for "Cause" (as defined in Section 6(b) of the Employment Agreement) the Employee shall have ninety
(90) days following the Date of Termination to exercise this option, but only to the extent that this option was exercisable on such Date of Termination.

(c) Death. If Employee's employment is terminated for death, or having ceasing to be an employee, but during the period during which Employee could have exercised this option in accordance with the terms of this Agreement, Employee should die, Employee's executor or administrator of Employee's estate shall have the right for twelve (12) months following such death to exercise this option, but only to the extent that this option was exercisable on the date of Employee's death.

(d) Disability. If Employee's employment is terminated for "disability" (as defined in Section 6(d) of the Employment Agreement), Employee or his administrator or legal guardian, shall have the right for six (6) months following such Date of Termination to exercise this option, but only to the extent that this option was exercisable on such Date of Termination.

(e) Other. If Employee's employment is terminated for any reason other than as set forth in Sections 4(a), (b), (c) and
(d) above, Employee shall have ninety (90) days following such Date of Termination to exercise this option, but only to the extent that this option was exercisable on such Date of Termination.

5. TRANSFERABILITY. This option shall be transferable only by will or by the laws of descent and distribution to the estate (or other personal representative) of Employee and shall be exercisable during Employee's lifetime only by him. Except as otherwise provided herein, any attempt at alienation, assignment, pledge, hypothecation, transfer, sale, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of this option or any right under this Agreement, shall be null and void and, at the Company's option, shall cause Employee's rights under this Agreement to terminate.

6. WITHHOLDING REQUIREMENTS. In the event the Company determines that it is required to withhold state or Federal income taxes as a result of the exercise of this option, Employee shall be required, as a condition to the exercise hereof, to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements.

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7.   RIGHTS AS A STOCKHOLDER.  Employee, or any permitted
transferee of Employee, shall have no rights as a stockholder with respect to any shares covered by this option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8 of this Agreement. This Agreement shall not confer upon Employee any right of continued employment by the Company or interfere in any way in the Company's right to terminate Employee.

8. RECAPITALIZATION. The number of shares of Common Stock covered by this option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of common stock) or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, this option shall pertain and apply to the securities to which a holder of the number of shares of common stock subject to the option would have been entitled.

The foregoing adjustments shall be made by the Company's Board of Directors, whose determination shall be conclusive and binding on the Company and Employee.

Except as expressly provided in this Section 8, Employee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to this option or the exercise price thereof.

This option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

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9.   SECURITIES ACT AND OTHER REGULATORY REQUIREMENTS.  If
through any act or omission of Employee the exercise of this option or the sale of any of the underlying shares of stock would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or any other federal or state statutes having similar requirements) as it may be in effect at that time, then this option shall not be exercisable and the Company shall not be obligated to sell any shares subject to this option.

Further, the Board of Directors of the Company may require as a condition of issuance of any shares under this option that Employee furnish a written representation that he is acquiring the shares for investment and not with a view to distribution to the public. The certificate evidencing any shares issued pursuant to this option shall bear such restrictive legends as required by federal or state law.

The Company agrees to (a) file with the Securities and Exchange Commission a Registration Statement on Form S-8 for the purpose of registering the shares of common stock subject to this option under the Securities Act of 1933, and (b) file with New York Stock Exchange, Inc. a Supplemental Listing Application for the purpose of listing the shares of common stock subject to this option on the New York Stock Exchange.

10. EFFECT OF EXERCISE. Upon the exercise of all or any part of this option, the number of shares of common stock subject to the option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

11. NOTICES. Any notice or other communication required or permitted hereunder or by law shall be validly given or made only if in writing and delivered in person to an officer or duly authorized representative of the other party, or deposited in the United States mail, duly certified or registered, return receipt requested, postage prepaid, and addressed to the party to whom intended. If sent to the Company, it shall be addressed in care of the Secretary, Pacific Scientific Company, 620 Newport Beach Drive, Newport Beach, California 92660, and if sent to Employee, it shall be addressed to Employee's address on file with the Company on the date of such notice. If sent by mail, notice shall be deemed given two days after deposit of such notice in the mail and in accordance with this section.
Any party may from time to time, by written notice to the other, designate a different address for notice which shall be substituted for that specified above.

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12.   CHOICE OF LAW; COUNTERPARTS.  This Agreement, and all
rights and obligations hereunder, shall be governed by the laws of the State of California. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

13. SUCCESSOR. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, beneficiaries, executors and administrators.

14. PARAGRAPH HEADINGS; EMPLOYMENT. Paragraph headings are for convenience only and are not part of the context. In exchange for this Agreement, Employee agrees to remain in the employ of the Company for a period of at least one year after the date hereof. This Agreement, however, shall not obligate the Company or any affiliate to employ Employee for any period of time nor does this Agreement constitute a contract or agreement for employment.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


PACIFIC SCIENTIFIC COMPANY
a California corporation


By:   /s/ Lester Hill
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Name:  Lester Hill
Title: President and Chief Executive Officer




EMPLOYEE:


   /s/ Winston E. Hickman
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Winston E. Hickman

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